UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2024

AG Twin Brook Capital Income Fund
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56502	88-6103622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

245 Park Avenue, 26th Floor,
New York, NY 10167
(Address of Principal Executive Offices, Zip Code)

(212) 692-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 28, 2024, Twin Brook Capital Funding XXXIII MSPV, LLC, as borrower (the “Borrower”), an indirect, wholly-owned subsidiary of AG Twin Brook Capital Income Fund, a Delaware statutory trust (the “Company”), entered into Amendment No. 3 to Loan and Servicing Agreement (the “Third Amendment”), by and among the Borrower, as borrower, AGTB Fund Manager, LLC, as the servicer, Morgan Stanley Asset Funding, Inc., as administrative agent, the lenders from time to time party thereto and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, account bank and collateral custodian, which amends that certain loan and servicing agreement dated as of June 17, 2022 (as amended from time to time, the “Existing Loan Agreement” and, as amended by the Third Amendment, the “Loan Agreement”).

The Third Amendment primarily amends the Loan Agreement to: (i) extend the termination date of the lenders’ obligation to make revolving commitments under the Loan Agreement from June 17, 2025 to June 17, 2027 (the “Reinvestment Period”) and extend the scheduled final maturity date from June 17, 2027 to May 28, 2029, (ii) reduce the interest rate the revolving loans are subject to from Term SOFR plus 2.50% per annum to Term SOFR plus 2.20% per annum during the Reinvestment Period, and from Term SOFR plus 3.00% per annum to Term SOFR plus 2.70% per annum during the period following the Reinvestment Period and (iii) permit prepayment and release of collateral in connection with certain collateralized loan obligation transactions. The other material terms of the Existing Loan Agreement were unchanged.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Third Amendment is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its 2024 Annual Meeting of Shareholders (the “Annual Meeting”) on May 29, 2024. There were 41,286,216 common shares of beneficial interest of the Company entitled to vote at the Annual Meeting. There were two matters voted upon by shareholders at the Annual Meeting. Each of the matters was approved by the Company’s shareholders and the voting results for each matter are set forth below.

1.The Company’s shareholders elected two Class II Trustees of the Company, who will each serve a three-year term expiring at the Company’s 2027 annual meeting of shareholders, or until his successor is duly elected and qualified.

Trustee Nominee	Votes For	Votes Withheld	Broker Non-Votes
James N. Hallene	18,550,632	2,271,710	—
Trevor Clark	18,550,632	2,271,710	—

2.The Company’s shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,813,952	—	8,390	—

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 3 to Loan and Servicing Agreement, dated as of May 28, 2024, by and among Twin Brook Capital Funding XXXIII MSPV, LLC, AGTB Fund Manager, LLC, the Lenders (defined therein) party thereto, Morgan Stanley Asset Funding, Inc. and the Bank of New York Mellon Trust Company, National Association

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG Twin Brook Capital Income Fund

Dated: June 3, 2024	By:	/s/ Terrence Walters
	Name:	Terrence Walters
	Title:	Chief Financial Officer and Treasurer